UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1 TO

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 5, 2002

1-12340
(Commission File Number)

GREEN MOUNTAIN COFFEE, INC.
(Exact name of registrant as specified in its charter)

Delaware	03-0339228
(Jurisdiction of Incorporation)	(IRS Employer Identification Number)

33 Coffee Lane, Waterbury, Vermont 05676
(Address of registrant's principal executive office)

(802) 244-5621
(Registrant's telephone number)

Item 7. Financial Statements and Exhibits

The following financial statements and pro forma financial information omitted from the Current Report on Form 8-K dated April 19, 2002 (April 5, 2002, date of earliest event reported) in reliance upon Item 7 (a) (4) and 7 (b) (2) of Form 8-K are filed herewith.

  Financial statements of business acquired

Financial Statements of Keurig, Inc. as of and for the years ended December 31, 2001 and December 31, 2000.

Report of Independent Auditors
Balance Sheets
Statements of Operations
Statements of Redeemable Preferred Stock and Stockholders' Equity (Deficit)
Statements of Cash Flows
Notes to Financial Statements

   b.   Pro forma financial information

         Pro Forma Condensed Consolidated Financial Statements of Green Mountain Coffee, Inc. (Unaudited)

         Pro Forma Condensed Consolidated Balance Sheet as of April 13, 2002
         Pro Forma Condensed Consolidated Statement of Operations for the fiscal year ended
            September 29, 2001
         Pro Forma Consolidated Statement of Operations for the 28 weeks ended
            April, 13, 2002
         Notes to Pro Forma Condensed Consolidated Financial Statements

Keurig, Inc.

Audited Financial Statements

Years ended December 31, 2001 and 2000

Contents

Report of Independent Auditors

The Board of Directors
Keurig, Inc.

We have audited the accompanying balance sheets of Keurig, Inc. (the Company) as of December 31, 2001 and 2000, and the related statements of operations, redeemable preferred stock and stockholders' equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Keurig, Inc. at December 31, 2001 and 2000, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

March 7, 2002

1

Keurig, Inc.
Balance Sheets
	December 31
	2001	2000
Assets
Current assets:
Cash and cash equivalents	$ 374,233	$ 1,100,349
Accounts receivable, net of allowances	1,785,425	2,353,831
Inventories	1,051,347	582,369
Prepaid expenses and other assets	118,220	104,680
Total current assets	3,329,225	4,141,229

Equipment, net of accumulated depreciation and amortization	6,137,447	5,754,209
Restricted cash	93,318	111,981
Other assets, principally equipment deposits	1,074,395	405,662
	$ 10,634,385	$ 10,413,081
	==========	==========

Liabilities and stockholders' equity (deficit)
Current liabilities:
Accounts payable and accrued expenses	$ 2,552,560	$ 2,761,434
Borrowings under line of credit	-	50,000
Current portion of capital lease obligations	1,303,561	1,080,257
Total current liabilities	3,856,121	3,891,691

Capital lease obligations, net of current portion	1,900,869	1,613,494
Secured debenture	1,000,000	-

Series C Redeemable Convertible Preferred Stock at redemption value, $.01 par value; 1,550,000 shares authorized; 1,451,577 shares issued and outstanding (liquidation preference of $5,410,216)	12,449,881	11,910,209
Series B Redeemable Convertible Preferred Stock at redemption value, $.01 par value; 500,000 shares authorized; 362,909 shares issued, including 21,651 treasury shares (liquidation preference of $2,321,811)	4,101,883	4,473,021
Series A Convertible Preferred Stock, $.01 par value; 103,091 shares authorized and issued, including 42,749 treasury shares (liquidation preference of $292,641)	1,031	1,031
Common Stock, $.01 par value; 6,500,000 and 4,850,000 shares in 2001 and 2000 authorized; 1,948,721 in 2001 and 1,928,002 in 2000 issued, including 1 treasury share	19,487	19,280
Additional paid-in capital	9,504,426	9,503,727
Accretion to redemption value on Series B and C Redeemable Convertible Preferred Stock	(10,616,092)	(10,447,558)
Accumulated deficit	(11,395,814)	(10,364,407)
Treasury stock, at cost	(187,407)	(187,407)
	$ 10,634,385	$ 10,413,081
	==========	=========

           See accompanying notes.

2

Keurig, Inc.
Statements of Operations
	Year ended December 31
	2001	2000
Revenues:
Product revenue	$ 8,845,177	$ 9,953,832
Royalty income	7,320,846	5,015,507
	16,166,023	14,969,339
Costs and expenses:
Cost of revenues	7,002,772	6,645,510
Research and development	1,419,745	939,564
Selling, general, and administrative	8,440,180	7,557,427
	16,862,697	15,142,501

Loss from operations	(696,674)	(173,162)

Other income (expense):
Interest income	25,853	46,077
Interest expense	(646,249)	(393,870)
Other income	285,663	-

Net loss	$ (1,031,407)	$ (520,955)
	==========	==========

           See accompanying notes.

                                                                                                                                                                    3

Keurig, Inc.
Statements of Redeemable Preferred Stock and Stockholders' Equity (Deficit)
	Series B Redeemable ConvertiblePreferred Stock		Series C Redeemable ConvertiblePreferred Stock		Series A ConvertiblePreferred Stock		Common Stock		Additional Paid-in	Accretion toRedemption Valueon Series B and C RedeemablePreferred	Accumulated	Treasury
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Stock	Deficit	Stock

Balance at December 31, 1999	362,909	$4,100,624	1,451,577	$9,525,390	103,091	$ 1,031	1,910,471	$19,105	$9,402,802	($7,690,342)	($9,843,452)	($187,407)
Exercise of stock options							17,531	175	100,925
Accretion in redemption value on Series B and C Redeemable Convertible Preferred Stock		372,397		2,384,819						(2,757,216)
Net Loss											(520,955)
Balance at December 31, 2000	362,909	4,473,021	1,451,577	11,910,209	103,091	1,031	1,928,002	19,280	9,503,727	(10,447,558)	(10,364,407)	(187,407)

Exercise of stock options							100	1	699
Exercise of warrants							20,619	206
Accretion in redemption value on Series B and C Redeemable Convertible Preferred Stock		(371,138)		539,672						(168,534)
Net Loss											(1,031,407)
Balance at December 31, 2001	362,909	$4,101,883	1,451,577	$12,449,881	103,091	$ 1,031	1,948,721	$19,487	$9,504,426	($10,616,092)	($11,395,814)	($187,407)
	=====	=======	======	=======	======	======	======	======	========	============	========	======

See accompanying notes.

      4

  Keurig, Inc.
  Statements of Cash Flows
	Year ended December 31
	2001	2000
Operating activities
Net loss	$ (1,031,407)	$ (520,955)
Adjustments to reconcile net loss to net cash provided (used) by operating activities:
Depreciation and amortization	739,805	1,161,685
Gain from sale of equipment	(192,166)	-
Changes in operating assets and liabilities:
Accounts receivable	568,406	(846,189)
Inventories	(468,978)	(373,065)
Prepaid expenses and other assets	(663,611)	(257,210)
Accounts payable and accrued expenses	(209,074)	1,701,312
Net cash provided (used) by operating activities	(1,257,025)	865,578

Investing activities
Proceeds from sale of equipment	810,000	-
Purchase of equipment	(1,740,676)	(2,898,134)
Net cash used by investing activities	(930,676)	(2,898,134)

Financing activities
Proceeds from equipment master lease line	1,672,819	1,698,772
Proceeds from issuance of debentures	1,000,000	-
Payment of capital lease obligations	(1,162,140)	(843,077)
Proceeds from exercise of stock options and warrants	906	101,100
Repayment of borrowings under line of credit	(50,000)	-
Net cash provided by financing activities	1,461,585	956,795

Decrease in cash and cash equivalents	(726,116)	(1,075,761)
Cash and cash equivalents at beginning of year	1,100,349	2,176,110

Cash and cash equivalents at end of year	$ 374,233	$ 1,100,349
	===========	==========
Supplemental data:
Interest paid	$ 411,307	$ 232,872
	===========	==========

              See accompanying notes.

  5

  Keurig, Inc.
  Notes to Financial Statements

  December 31, 2001

  1. The Company

  Keurig, Inc. (the Company) was incorporated on March 31, 1992 to develop and sell a portion-pack single-cup coffee-brewing system for specialty coffees. The Company is currently designing, developing, manufacturing, marketing and selling (both directly or through third parties) brewer and portion-pack single-cup beverage systems, related manufacturing equipment and accessory products for the away-from-home market segment on a global basis.

  2. Significant Accounting Policies

  Cash Equivalents

  The Company considers all highly liquid investments with a maturity of three months or less at date of purchase to be cash equivalents.

  Accounts Receivable

  Accounts receivable consists of the following at December 31:

	2001	2000

Trade receivables	$ 1,067,948	$ 1,803,895
Royalties receivable	840,477	671,927
	1,908,425	2,475,822
Less allowances for returns and doubtful accounts	(123,000)	(121,991)
	$ 1,785,425	$ 2,353,831
	==========	==========

  Inventories

  Inventories, consisting primarily of finished goods coffee brewers, are valued at the lower of cost (first-in, first-out method) or market.

  Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities, at the date of the financial statements and the reported amounts of revenues

                                                                                                                                                                      6

  2. Significant Accounting Policies (continued)

  and expenses during the reporting period. Actual results could differ from those estimates.

  Revenue Recognition

   The Company recognizes its product revenue upon shipment; royalties are recognized upon shipment of K-Cups by roasters as set forth under the terms and conditions of various licensing agreements.

  Concentrations of Credit Risk

   Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash equivalents and accounts receivable. The Company invests its excess cash balances with highly rated financial institutions to minimize any concentration of credit risk. Concentrations of credit risk with respect to accounts receivable are limited due to the creditworthiness of the Company's larger coffee roaster licensee customers, the large number of customers comprising the Company's customer brewer distributor base and their dispersion across several geographic areas. The Company maintains allowances for credit losses, and such losses have been within management's expectations. One coffee roaster licensee accounted for approximately 26% and 23% of the accounts receivable balance and 32% and 30% of the Company's total revenues for 2001 and 2000, respectively. The Company does not require collateral for its accounts receivable.

  Stock-Based Compensation

   The Company has elected to follow Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (APB 25), in accounting for its stock-based compensation plans for employees, rather than the alternative fair value accounting method provided for under Financial Accounting Standards Board Statement (SFAS) No. 123, Accounting for Stock-Based Compensation, as this alternative requires the use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, when the exercise price of options granted to employees or directors under these plans equals the market price of the underlying stock on the date of grant, no compensation expense is required.

  Impairment of Long-Lived Assets

   The Company accounts for impairment of long-lived assets in accordance with SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of (SFAS No. 121). SFAS No. 121 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the book value of the asset may not be recoverable. The Company evaluates at each balance sheet date whether events and circumstances have occurred that indicate possible impairment.

  2. Significant Accounting Policies (continued)

  Impairment of Long-Lived Assets (continued)

  In August 2001, the Financial Accounting Standards Board issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS No. 121. SFAS No. 144 is effective for fiscal years beginning after December 15, 2001. The Company expects to adopt SFAS No. 144 as of January 1, 2002 and does not expect a material impact on the Company's financial position and results of operations upon the adoption of SFAS No. 144.

  Income Taxes

  Deferred income taxes are determined utilizing the liability method. Under this method, deferred tax assets and liabilities are determined based upon differences between financial reporting and tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

  Equipment

  Equipment is stated at cost and consists of the following at December 31:

	2001	2000

Production equipment	$ 7,708,304	$ 5,422,819
Office equipment	114,656	85,958
Construction in progress	1,003,000	2,194,350
	8,825,960	7,703,127
Less accumulated depreciation and amortization	2,688,513	1,948,918
	$ 6,137,447	$ 5,754,209
	==========	==========

  Depreciation and amortization of equipment is principally calculated using the straight-line method over three to seven years, which is the estimated useful life of the related equipment.

  Effective January 1, 2001, the Company changed the useful lives of certain production equipment from three to seven years. This change in estimate was based on the establishment by management and engineering personnel that the equipment's productive capacity would extend for at least four more years. The effect of the change was to decrease depreciation by approximately $900,000 and to increase interest expense by approximately $200,000 in 2001.

  2.   Significant Accounting Policies (continued)

  Accounts Payable and Accrued Expenses

  Accounts payable and accrued expenses consist of the following at December 31:

	2001	2000

Accounts payable	$ 1,475,610	$ 1,675,871
Accrued compensation	351,799	715,743
Accrued warranty costs	175,690	94,765
Deferred royalties and deposits	266,569
Other	282,892	275,055
	$ 2,552,560	$ 2,761,434
	==========	==========

  Recent Accounting Pronouncements

  In June 1998, the FASB issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, which establishes accounting and reporting standards for derivative instruments and hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value. The Company has not engaged in derivative and hedging activities, and, therefore, the adoption of SFAS No. 133 and related amendments in fiscal year 2001 does not have a material impact on its financial reporting.

  In July 2001, the Financial Accounting Standards Board issued SFAS No. 141, Business Combinations, and SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No. 141 applies to all business combinations completed after June 30, 2001 and requires the use of the purchase method of accounting. SFAS No. 141 also establishes new criteria for determining whether intangible assets should be recognized separately from goodwill. SFAS No. 142 is effective for fiscal years beginning after December 31, 2001. SFAS No. 142 provides that goodwill and intangible assets with indefinite lives will no longer be amortized, but rather reviewed for impairment on an annual basis. Management does not expect SFAS No. 141 or No. 142 will have a significant impact on the results of operations or financial position of the Company.

  3. License and Distribution Agreements

  In February of 2001, the Company entered into a series of agreements (Agreements) with Ueshima Coffee Co., Ltd. (UCC). The purpose of the Agreements was to facilitate the manufacture and sale of the Company's beverage systems in Japan and other Asian markets. As a result of the Agreements the Company owns a 10% interest in a corporate joint venture, which has been accounted for under the cost method, and executed certain license and distribution agreements with UCC for the sale of its products.

  4. Line of Credit

  The Company has a line of credit arrangement with a bank, which provides up to $2,500,000 of borrowings, subject to the level of qualifying accounts receivable. The borrowings, due upon demand, are secured by a primary lien on all assets of the Company.

  At December 31, 2001 and 2000, the Company had $0 and $50,000 of borrowings outstanding under the line of credit. The line of credit bears interest at the bank's prime-based rate plus 2% at December 31, 2001 (7% at December 31, 2001). The line of credit agreement requires the maintenance of certain operating and financial covenants. The Company was in compliance with its covenants at December 31, 2001.

  In connection with entering into the line of credit arrangement, the Company issued warrants to purchase 17,857 shares of common stock at an exercise price of $7.00 per share. The right to exercise these warrants commences as of the date of the agreement and expires on July 20, 2006. The warrants include a conversion feature whereby the holder may convert the warrants, in whole or in part, into a number of common shares as determined by a conversion formula.

  The Company estimated the fair value of the warrants using the Black-Scholes option pricing model. The Black-Scholes valuation models require the input of highly subjective assumptions, including the expected stock price volatility. The warrants have characteristics significantly different from those of stock options, and changes in the subjective input assumptions can materially affect the fair value estimate. Based on the Company's assessment, no value has been assigned to the warrants.

  5. Secured Debentures

  Pursuant to a Debenture Purchase Agreement dated November 7, 2001, the Company issued debentures with principal of $1,000,000. The holders of the debentures have a perfected security interest on all assets of the Company subordinate to any rights of the holders of the line of credit and equipment leasing arrangements. The borrowings become due in eleven quarterly principal payments beginning on January 1, 2004 as follows: 2004--$166,667; 2005--$166,667; and 2006--$666,666.

  The debentures bear interest at a rate of 12 ½% per annum. Interest is payable monthly in arrears on the first of each month, commencing on December 1, 2001. The debentures also include a mandatory exit fee as defined by the Debenture Purchase Agreement. The Company is accruing this exit fee as additional interest expense ratably over the term of the Debenture Purchase Agreement. The Debenture Purchase Agreement requires the maintenance of certain operating and financial covenants. The Company was in compliance with those covenants at December 31, 2001.

  6. Leases

  The Company has entered into several master equipment lease line agreements which allow for equipment financing of up to $3,760,000, adjusted for any lease payments, as of December 31, 2001. Under this arrangement, the Company has leased equipment in the amount of $5,037,290 and $3,833,971 at December 31, 2001 and 2000, respectively, which have been accounted for as capital leases. Accumulated amortization on these capitalized leases amounted to $1,509,704 in 2001 and $934,662 in 2000. The Company also has certain operating leases which provide for a base rent plus real estate taxes, insurance and other expenses.

  At December 31, 2001, the minimum commitments under these noncancelable capital and operating leases with initial or remaining terms of more than one year are as follows:

Fiscal Year	Operating Leases	Capital Leases
2002	$ 339,938	$ 1,763,025
2003	247,645	1,325,413
2004	58,080	602,371
2005	48,400	178,432
2006	-	133,740
	$ 694,063	4,002,981
Less amount representing interest	==========	798,551
Present value of net minimum lease payments		3,204,430
Less current portion of obligations under capital leases		1,303,561
Long-term obligations under capital leases		$ 1,900,869
		==========

  Rent expense amounted to $390,477 in 2001 and $272,190 in 2000.

  The Company has an outstanding letter of credit in the amount of $93,318 which expires in September 2003, collateralized by restricted cash of the same amount at December 31, 2001.

  7. Redeemable Preferred Stock and Stockholders' Equity (Deficit)

  Preferred Stock

  Each share of Series A, B and C Preferred Stock is convertible, at the option of the holder, into shares of Common Stock at the conversion ratio then in effect. The conversion ratio at December 31, 2001 is one common share for each share of Series A and C Preferred Stock and 1.07558 for each share of Series B Preferred Stock. If the Company issues or sells future securities for consideration per share less than the then-existing conversion price per share of Series B and C Preferred Stock and the holder of

  7. Redeemable Preferred Stock and Stockholders' Equity (Deficit) (continued)

  Preferred Stock (continued)

  the stock fails to purchase the portion to which they are entitled, then the percentage of shares held by such holder equal to the percentage amount by which such holder shall have failed to purchase these future securities shall automatically be converted into shares of Common Stock at the then-effective conversion ratio.

  The holders of the Preferred Stock shall participate in any dividend or distribution declared or paid on the Common Stock on the basis of the numbers of shares of Common Stock into which the Preferred shares are convertible. A cumulative dividend on the Series B and C Preferred Stock accrues at a rate of 6% per share per annum. These dividends are payable, as determined by the Board of Directors, upon sale, liquidation or winding-up of the Company or upon redemption of the Series B and C Preferred Stock. Accrued and unpaid dividends on the Series B and C Preferred Stock shall be paid prior to the payment of dividends on the Common Stock or any other Preferred Stock.

  The holders of Series C Preferred Stock shall be entitled, before payment to holders of any other equity securities of the Company, to an amount equal in value to the aggregate liquidation value of shares of Series C Preferred Stock then outstanding. Any amounts remaining after payment of the liquidation value of shares of Series C Preferred Stock, up to an amount equal in value to the aggregate liquidation value of shares of Series B Preferred Stock then outstanding, will be distributed to the holders of Series B Preferred Stock. Any amounts remaining after payment of the liquidation value of shares of Series B Preferred Stock, up to an amount equal in value to the aggregate liquidation value of shares of Series A Preferred Stock then outstanding, will be distributed to the holders of Series A Preferred Stock. Any amounts remaining after payment of all such preferential amounts will be distributed to the holders of Series A, B and C Preferred Stock and Common Stock on a pro rata basis.

  The holders of not less than 25% of the Series B and C Preferred Stock may redeem all or a portion not less than one-third of their initial holdings beginning at the redemption date and extending until the time of a public offering. Upon redemption, the holders will receive the liquidation value of their Series B and C Preferred Stock, plus any unpaid accrued dividends plus an amount equal to the valuation of the Company less the total liquidation value of all the Preferred Stock multiplied by the percentage of Common Stock represented by the Series B and C Preferred Stock on an as-if-converted basis to the number of fully diluted shares of Common Stock outstanding (Redemption Value). The carrying value of the Series B and C Preferred Stock is being accreted to the Redemption Value through the respective earliest redemption date, which dates were amended to February 4, 2007 (see Note 9).

  Each share of Preferred Stock shall be entitled to exercise the number of votes equal to the number of shares of Common Stock into which it is convertible on the appropriate record date.

  7. Redeemable Preferred Stock and Stockholders' Equity (Deficit) (continued)

  Stock-Based Compensation

  Pro forma information regarding net loss was computed in accordance with SFAS No. 123 and has been determined as if the Company accounted for its employee stock options granted under the fair value methods of that Statement. The fair value for these options was estimated at the date of grant using a minimum value option pricing model with the following weighted-average assumptions for 2001 and 2000: risk-free interest rate of 3.4% in 2001 and 5.5% in 2000, dividend yield of 0%, volatility factor of zero and a weighted-average expected life of the option of four years. The Company has determined the pro forma net loss as computed under SFAS 123 is not materially different from the net loss in the accompanying financial statements.

  Stock Option Plan

  The Company has a stock option plan which provides for up to 1,020,000 shares of Common Stock issuable upon exercise of incentive and nonqualified options granted under the plan. Incentive stock options may be granted at an exercise price not less than fair market value on the date of grant. Options generally vest ratably over a four-year period and expire ten years after the date of grant. Information regarding the Company's stock option plan at December 31, 2001 is summarized below:

		Weighted-Average
	Options	Exercise Price

Options outstanding at December 31, 1999	459,883	$ 2.73
Granted	175,464	7.05
Exercised	(17,531)	5.77
Cancelled	(10,587)	5.63
Options outstanding at December 31, 2000	607,229	3.84
Granted	93,471	7.42
Exercised	(100)	7.00
Cancelled	(15,500)	7.31
Options outstanding at December 31, 2001	685,100	$ 4.22
	==========	=============

  The weighted-average fair value of options granted in 2001 and 2000 was $1.28 and $1.39, respectively. The weighted-average contractual life of options outstanding at December 31, 2001 was seven years.

  At December 31, 2001, there were 316,287 options available for grant and 412,163 options exercisable at a weighted-average price of $2.70.

  7. Redeemable Preferred Stock and Stockholders' Equity (Deficit) (continued)

  Warrants

  The Company has the following warrants outstanding:

Amount	Exercise Price	Expiration Date
121,000	$ 4.55	June 2008
65,000	7.00	March 2009
17,857	7.00	February 2006
4,000	10.00	March 2010

  The Company has reserved 3,106,826 shares for the exercise of stock options and warrants and conversion of Series A, B and C Preferred Stock.

  8. Income Taxes

  Deferred tax assets and liabilities are determined based on the differences between financial and tax reporting. Deferred taxes are attributable to the following temporary differences:

	December 31
	2001	2000
Deferred tax assets:
Net operating loss carryforwards	$ 4,419,000	$ 4,076,000
Allowance for doubtful accounts	49,000	49,000
Accrued expenses	90,000	20,000
	4,558,000	4,145,000
Valuation allowance	(4,558,000)	(4,145,000)
Net deferred tax assets	$ -0-	$ -0-
	==========	==========

  For federal income tax purposes, the Company has net operating loss carryforwards of $11,047,000 that can be used to offset future taxable income which expire through 2021. The use of these net loss carryforwards may be subject to limitations based on changes of ownership as defined in the Internal Revenue Code.

  9. Subsequent Event

  In February of 2002, the Company issued 1,193,837 shares of Common Stock, 158,742 shares of Series B Redeemable Convertible Preferred Stock, and 98,423 shares of Series C Redeemable Convertible Preferred Stock for gross proceeds of $9,509,500. In connection with those transactions, the redemption dates of the Series B and C Redeemable Convertible Preferred Stocks were amended to February 4, 2007.

  Green Mountain Coffee, Inc.
  Pro Forma Condensed Consolidated Financial Statements
  (Unaudited)

  The following unaudited pro forma combined condensed balance sheet ("balance sheet") as of April 13, 2002, and the unaudited pro forma combined condensed statements of operations for the fiscal year ended September 29, 2001 and for the twenty-eight weeks ended April 13, 2002, ("statements of operations"), give effect to the Company's investment in Common Stock (1,642,727 shares) and in Preferred Stock (590,402 shares) of Keurig, Inc. ("Keurig") between January 8, 2002 and the date of this Report on Form 8-K/A, for a total consideration of approximately $14,558,000 (net of minor transactional expenses.) Prior to January 8, 2002, the Company had investments in the Preferred Stock of Keurig of $151,000. The investment in these Keurig shares brings the Company's Common Stock ownership in Keurig to approximately 49.9% and its ownership of Keurig's total common stock equivalents to approximately 41.9%. The investment in Common Stock has been accounted for using the equity method of accounting.

  The pro forma condensed consolidated balance sheet presents the financial position of the Company including its investment in Keurig as of April 13, 2002, assuming the investment occurred as of that date. The pro forma condensed consolidated statements of operations have been prepared assuming the investment occurred as of the beginning of the periods presented. The investment actually occurred between January 8, 2002 and the date of this Report on Form 8-K/A.

  These pro forma combined condensed financial statements, which have been prepared in accordance with rules prescribed by Article 11 of Regulation S-X, are provided for informational purposes only and are not necessarily indicative of the past or future results of operations or financial position of the Company. Additionally, the pro forma combined condensed financial statements have been prepared on the basis of preliminary estimates of the fair value of the assets acquired and may change as appraisals are completed and more facts become known. Preliminary purchase price allocation was performed utilizing an independent valuation analysis of certain intangible assets of Keurig.

  This information should be read in conjunction with the previously filed Current Report on Form 8-K, dated April 19, 2002, the previously filed historical consolidated financial statements and accompanying notes of Green Mountain Coffee, Inc., contained in its Annual Report on Form 10-K for the fiscal year ended September 29, 2001, and in its Report on Form 10-Q for the quarter ended April 13, 2002, and in conjunction with the historical financial statements and accompanying notes of Keurig included elsewhere in this Report on Form 8-K/A.

  GREEN MOUNTAIN COFFEE, INC.
  Unaudited Pro Forma Condensed Consolidated Balance Sheet
  (Dollars in thousands)

	April 13, 2002	Pro Forma Adjustments		Pro Forma
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$ 9,307	$ (8,637)	(A)	$ 670
Receivables	9,100			9,100
Inventories	5,436			5,436
Other current assets	697			697
Deferred income taxes, net	475			475
Total current assets	25,015			16,378

Fixed assets, net	17,332			17,332
Investment in Keurig, Inc.	6,072	8,637	(A)	14,709
Goodwill and other intangibles	1,502			1,502
Other long-term assets	148			148
Total assets	$ 50,069			$ 50,069
	========			========
Liabilities and Stockholders' Equity
Current liabilities:
Current portion of long-term debt	$ 2,701			2,701
Accounts payable	5,739			5,739
Accrued expenses and other liabilities	2,684			2,684
Total current liabilities	11,124			11,124

Long-term debt	2,642			2,642

Long-term line of credit	12,820			12,820

Commitments and contingencies

Stockholders' equity:
Common stock, $0.10 par value: Authorized - 20,000,000 shares; Issued - 7,883,670 shares at April 13, 2002	788			788
Additional paid-in capital	19,133			19,133
Retained earnings	12,250			12,250
Other comprehensive (loss), net of tax	(101)			(101)
ESOP unallocated shares, at cost - 56,746 shares at April 13, 2002	(1,537)			(1,537)
Treasury shares, at cost - 1,138,273 shares at April 13, 2002	(7,050)			(7,050)
Total stockholders' equity	23,483			23,483
Total liabilities and stockholders' equity	$ 50,069			$50,069
	======			=======

  GREEN MOUNTAIN COFFEE, INC.
  Unaudited Pro Forma Condensed Consolidated Statement of Operations
  (Dollars in thousands except per share data)
	Year Ended
	September 29, 2001	Pro Forma Adjustments		Pro Forma
Net sales	$ 95,576			$ 95,576

Cost of sales	54,714			54,714

Gross profit	40,862			40,862

Selling and operating expenses	23,769			23,769
General and administrative expenses	6,972			6,972

Operating income	10,121			10,121

Other income & interest expense	(494)	(897)	(B)	(1,391)

Income before income taxes	9,627			8,730

Income tax expense	(3,845)	359	(C)	(3,486)

Income before equity in net earnings of Keurig	5,782			5,244

Equity in net earnings of Keurig		(661)	(D)	(661)

Income from continuing operations	5,782			4,583

Discontinued operations	118			118

Net income	$ 5,900	(1,199)		$ 4,701
	======	======		======
Basic income per share:
Weighted average shares outstanding	6,398,577			6,398,577
Income from continuing operations	$ 0.90			$ 0.72
Income from discontinued operations	$ 0.02			$ 0.02
Net income	$ 0.92			$ 0.73

Diluted income per share:
Weighted average shares outstanding	7,196,740			7,196,740
Income from continuing operations	$ 0.80			$ 0.64
Income from discontinued operations	$ 0.02			$ 0.02
Net income	$ 0.82			$ 0.65

  GREEN MOUNTAIN COFFEE, INC.
  Unaudited Pro Forma Condensed Consolidated Statements of Operations
  (Dollars in thousands except per share data)
	28 Weeks Ended
	April 13, 2002	Pro Forma Adjustments		Pro Forma

Net sales	$ 55,370			$ 55,370
Cost of sales	31,129			31,129
Gross profit	24,241			24,241

Selling and operating expenses	14,160			14,160
General and administrative expenses	3,936			3,936
Operating income	6,145			6,145

Other income & interest expense	(102)	(462)	(E)	(564)

Income before income taxes	6,043			5,581

Income tax expense	(2,471)	189	(F)	(2,282)

Income before equity in net earnings of Keurig	3,572			3,299

Equity in net earnings of Keurig		126	(G)	126

Net income	$ 3,572	(147)		$3,425
	=======	========		========
Basic income per share:
Weighted average shares outstanding	6,651,112			6,651,112
Net income	$ 0.54			$ 0.51

Diluted income per share:
Weighted average shares outstanding	7,274,876			7,274,876
Net income	$ 0.49			$.47

  Green Mountain Coffee, Inc.

  Notes to Pro Forma Unaudited Condensed Consolidated Financial Statements

  (Dollars in thousands except share data)

    From January 8, 2002 through the date of this Report on Form 8-K/A the Company invested $14,558 in 1,642,727 shares of Common Stock and 590,402 shares of Preferred Stock of Keurig, Inc. The investment in these Keurig shares brings the Company's Common Stock ownership to approximately 49.9% and its ownership in Common Stock equivalents to 41.9%. The investment in Common Stock is accounted for using the equity method of accounting. The purchase price was primarily comprised of cash paid to acquire the shares and minor transactional expenses. The adjustment reflects as if the entire transaction had occurred as of April 13, 2002.
    Reflects pro forma interest expense for additional funds borrowed to consummate the investment at interest rates consistent with the Company's average interest rate paid on its Fleet National Bank credit facility during 2001.
    The tax (benefit) cost of the pro forma adjustments is calculated to reflect the Company's 2001 effective tax rate of 40%.
    The equity in earnings in the investment of Keurig represents the Company's portion of Keurig's earnings for the period relative to the Company's Common Stock ownership in Keurig including certain adjustments. These adjustments include the Company's preliminary allocation of the purchase price to the Company's percentage ownership in the fair value of Keurig's net assets. The allocation of the purchase price includes the assignment of $2,519 (net of related deferred tax liability) to identifiable intangible assets. The $2,519 value assigned to intangible assets is being amortized over its estimated useful life. In addition adjustments of $582 for the accretion of Keurig's mandatory redeemable preferred stock, as well as $113 for depreciation differences between the Company's equity in the fair value of certain fixed assets as compared to Keurig's historical cost basis, also has been provided. The allocation of purchase price is preliminary and is subject to change as appraisals are completed and more facts become known.
	Years Amortized	Annual Amortization(Net of tax liability)
Commercial Brewers and Packaging Technology	10	$188
At Home Brewers and Packaging Technology	7	$91
    Reflects additional funds borrowed to consummate the investment at interest rates consistent with the Company's April 13, 2002 Fleet National Bank line of credit and term loan available borrowings.
    The tax (benefit) cost of the pro forma adjustments is calculated to reflect the Company's 2002 effective tax rate of 41%.
    The equity in earnings in the investment of Keurig represents the Company's portion of Keurig's earnings for the period relative to the Company's Common Stock ownership in Keurig including certain adjustments. These adjustments include the Company's preliminary allocation of the purchase price to the Company's percentage ownership in the fair value of Keurig's net assets. The allocation of the purchase price includes the assignment of $2,519 (net of related deferred tax liability) to identifiable intangible assets. The $2,519 value assigned to intangible assets has been amortized over the estimated useful life of the asset. In addition an adjustment of $104 for the accretion of Keurig's mandatory redeemable preferred stock as well as $61 for depreciation differences between the Company's equity in the fair value of certain fixed assets as compared to Keurig's historical cost basis, also has been provided. The allocation of purchase price is preliminary and is subject to change as appraisals are completed and more facts become known.

  SIGNATURE

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                        GREEN MOUNTAIN COFFEE, INC.

  By: /s/ Robert P. Stiller

                                                                        Robert P. Stiller
                                                                        President and Chief Executive Officer

  Date: July 27, 2002

  EXHIBIT INDEX

No.	Description
EX - 23	Consent of Ernst & Young LLP